April 30, 2021
SUMMARY PROSPECTUS FOR NEW INVESTORS IN
MetLife Financial Freedom Select® B and L Class and MetLife Financial Freedom Select® e and e Bonus Variable Annuity Contracts
Issued by Metropolitan Life Separate Account E of Metropolitan Life Insurance Company (“MetLife”)
This Summary Prospectus summarizes key features of the MetLife Financial Freedom Select group contracts (“the Deferred Annuities”) issued by Metropolitan Life Insurance Company (“Metropolitan Life”, “MetLife”, “we”, “our”, “us” or “the Company”).
Before you invest, you should also review the prospectus for the Deferred Annuities which contains more information about the Deferred Annuities’ features, benefits, and risks. You can find this document and other information about the Deferred Annuities online at dfinview.com/metlife/tahd/MET000211. You can also obtain this information at no cost by calling 1-800-638-7732 or by sending an email request to us at RCG@metlife.com
B Class, L Class, e Class and e Bonus Class of the Deferred Annuities each have their own base contract charge (also referred to as a “Separate Account Charge”) and Withdrawal Charge schedule. Each provides the opportunity to invest for retirement. Expenses of the a class that includes a bonus feature (B, L and e Bonus Classes) may be higher than expenses of a class of the Deferred Annuity without the bonus, and the additional amount of the bonus may be more than offset by the additional fees and charges associated with the class, including Withdrawal Charges. Any bonus associated with the class will be retrieved upon exercise of a “free look” cancellation.
Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission's staff and is available at Investor.gov.
You may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Contract value. You should review this prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation otherwise is a criminal offense. Interests in the Separate Account and the Fixed Account are not deposits or obligations of, or insured or guaranteed by, the U.S. Government, any bank or other depository institution including the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Board or any other agency or entity or person.
The Deferred Annuities are not intended to be offered anywhere that they may not lawfully be offered and sold. MetLife has not authorized any information or representations about the Deferred Annuities other than the information in this Prospectus, supplements to the Prospectus or any supplemental sales material we authorize.
IMPORTANT INFORMATION
Beginning on January 1, 2021, as permitted by regulations adopted by the Securities and Exchange Commission, paper copies of a Portfolio’s shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from us. Instead, the shareholder reports will be made available on dfinview.com/metlife/tahd/MET000211, and you will be notified by mail each time a shareholder report is posted and provided with a website link to access the shareholder report. If you already elected to receive your shareholder report electronically, you will not be affected by this change, and you need not take any action. You may elect to receive shareholder reports and other communications electronically, including Portfolio prospectuses and other information we send you by calling 1-800-638-7732. If you wish to continue to receive shareholder reports in paper on and after January 1, 2021, we will continue to send you all future reports in paper, free of charge. Please call us at 1-800-638-7732 if you wish to continue receiving paper copies of the Portfolios’ shareholder reports. Your election to receive shareholder reports in paper will apply to all Portfolios available under your Policy.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT
	FEES AND EXPENSES			LOCATION IN PROSPECTUS
Charges for Early Withdrawals	Withdrawal charges vary by class. A Withdrawal Charge of up to 10.00% may be assessed on any premium payment paid up to 12 years before the date of the withdrawal.
	For example, if you purchase a B Class for $100,000 and surrender your Contract during the first year, You will pay a Withdrawal Charge of up to $10,000.			Charges – Withdrawal Charges
Transaction Charges	In addition to surrender charges, you also may be charged for other transactions. Although we do not currently charge a fee for transfers of cash value among Divisions or between the Divisions and the Fixed Account, We reserve the right to impose a transfer fee of $25. Account reduction loans will incur a $75 account reduction loan initiation fee.			Charges – Transfer Fee
Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.			Information about Fees
	Annual Fee	Minimum	Maximum
	Base Contract (varies by Contract class)	.50% (1)	1.30% (1)
	Investment options (Portfolio fees and expenses)	0.53% (2)	1.23% (2)
	Optional benefits available for an additional charge (for a single optional benefit, if elected)	0.35% (3)	0.95% (3)
(1) As a percentage of your Account Balance in the Separate Account.
(2) As a percentage of average daily net assets of the Separate Account.
(3) For the GMIB fee: as a percentage of your guaranteed minimum income base. For the LWG fee: as a percentage of your total guaranteed withdrawal amount.
Because your Contract is customizable, the choices you make affect how much you will pay. To help understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

	FEES AND EXPENSES		LOCATION IN PROSPECTUS
	Lowest Annual Cost:	Highest Annual Cost:
	$984	$3,091
• Assumes:
• Investment of $100,000
• 5% annual appreciation
• Least expensive combination of Contract classes and Portfolio fees and expenses
• No optional benefits
• No sales charges
• No additional purchase payments, transfers or withdrawals	• Assumes:
• Investment of $100,000
• 5% annual appreciation
• Most expensive combination of Contract classes, optional benefits and Portfolio fees and expenses
• No sales charges
• No additional purchase payments, transfers or withdrawals
	RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in the Contract, including loss of principal.		Principal Risks
Not a Short-Term Investment	This Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash.
• Withdrawal Charges may apply for up to 12 years following each purchase payment. Withdrawal Charges will reduce the value of your Contract if you withdraw money during that time.
• The benefits of tax deferral and living benefit protections also mean that the Contract is more beneficial to investors with a long time horizon.
	• Earnings on your Contract are taxed at ordinary income tax rates when You withdraw them, and You may have to pay a penalty if You take a withdrawal before age 59 1⁄2		Principal Risks
Risks Associated with Investment Options	• An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract (e.g., Portfolios).
• Each investment option (including the Fixed Account investment option) will have its own unique risks.
	• You should review these investment options before making an investment decision.		Principal Risks
Insurance Company Risks	An investment in the Contract is subject to the risks related to the Company. Any obligations (including under the Fixed Account), guarantees, or benefits are subject to the claims-paying ability of the Company, and our long term ability to make such payments, and are not guaranteed by any other party. MetLife is regulated as an insurance company under state law, which generally includes limits on the amount and type of investments in its general account. However, there is no guarantee that we will be able to meet our claims paying obligations; there are risks to purchasing any insurance product. More information about the Company, including its financial strength ratings, is available upon request by visiting https://www.metlife.com/about-us/corporate-profile/ratings/.		Principal Risks

	RESTRICTIONS	LOCATION IN PROSPECTUS
Investments	Although we do not currently charge a fee for transfers of cash value among Divisions or between the Divisions and the Fixed Account, We reserve the right to impose a transfer fee of $25.
We reserve the right to add, remove or substitute Portfolios.
	The Company also has policies and procedures that attempt to detect and deter frequent transfers in situations where we determine there is a potential for arbitrage trading, and in those instances, there are additional limits that apply to transfers.	Charges – Transfer Fee
Optional Benefits	Many optional benefits limit or restrict the Portfolios You may select under the Contract. We may change these restrictions in the future.
You are required to have a certain Contract value for some optional benefits. If withdrawals reduce Your Contract below this value, your optional benefits may be reduced or terminated.
	Subsequent purchase payments are currently restricted for certain optional benefits.	Benefits Available Under the Deferred Annuity
	TAXES	LOCATION IN PROSPECTUS
Tax Implications	• You should consult with a tax professional to determine the tax implications of an investment in and purchase payments received under the Contract.
• There is no additional tax benefit if You purchase the Contract through a tax-qualified plan or individual retirement account (IRA).
	• Earnings on your Contract are taxed at ordinary income tax rates when You withdraw them, and You may have to pay a penalty if You take a withdrawal before age 59 1⁄2.	Federal Tax Considerations
	CONFLICTS OF INTEREST	LOCATION IN PROSPECTUS
Investment Professional Compensation	Your investment professional may receive compensation for selling this Contract to You, both in the form of commissions and because MetLife may share the revenue it earns on this Contract with the professional’s firm. This conflict of interest may influence your investment professional to recommend this Contract over another investment.	Who Sells the Deferred Annuities
Exchanges	Some investment professionals may have a financial incentive to offer you a new contract in place of the one you own. You should only exchange your Contract if you determine, after comparing the features, fees, and risks of both contracts, that it is better for you to purchase the new contract rather than continue to own your existing Contract.	Replacement of Annuity Contracts
OVERVIEW OF THE CONTRACT
Purpose of the Contract
The MetLife Financial Freedom Select ® Variable Annuity Contract is designed to provide long-term accumulation of assets through investments in a variety of investment options during the accumulation phase. It can supplement your retirement income by providing a stream of income payments during the payout phase. It also offers death benefits to protect your designated beneficiaries. This Contract may be appropriate if you have a long investment time horizon. It is not intended for people who may need to make early or frequent withdrawals or intend to engage in frequent trading in the Portfolios.
Phases of the Contract
Your Contract has two phases: 1) an accumulation or “pay-in” phase; and 2) an income or “pay-out” phase.
1)	Accumulation (Pay-in) Phase
To help You accumulate assets, You can invest your premium payments in:
•	Portfolios (mutual funds), each of which has its own investment strategies, investment advisers, expense ratios, and returns; and
•	a Fixed Account option, which offers a guaranteed interest rate during a selected period.
Additional information about each Portfolio including its investment objective, advisers and any subadvisers as well as current expenses and certain performance information is included in Appendix A.
2)	Income (Pay-out) Phase
You can elect to annuitize your Contract and turn your Contract value into a stream of income payments (sometimes called annuity payments) from MetLife, at which time the accumulation phase of the Contract ends. These payments may continue for a fixed period of years, for your entire life, or for the longer of a fixed period or your life. The payments may also be fixed or variable. Variable payments will vary based on the performance of the investment options you select.
Please note that if you annuitize, your investments will be converted to income payments and you may no longer be able to choose to withdraw money at will from your Contract. All benefits (including guaranteed minimum death benefits and living benefits) terminate upon annuitization.
Features and Options of the Deferred Annuity
Contract classes. The Contract has several classes that have different ongoing fees and surrender charges. For example, this Contract offers B Class with a 12-year Withdrawal Charge period, L Class with a 7-year Withdrawal Charge period and higher ongoing fees than B Class, e Class with no Withdrawal Charge and the lowest ongoing fees and the e Bonus Class with a 7 year withdrawal charge and higher ongoing fees than the e Class. Subject to certain limitations, during the first two Contract Years, for the B and L Classes, we currently credit 3% (2% in New York State) to each of your purchase payments which consist of money from eligible rollover distributions or direct transfers from an investment vehicle (such as an annuity or a mutual fund) that was not sold by MetLife or one of its affiliates. Subject to certain limitations, under the e Bonus Class Deferred Annuity we also credit 3% to each of your purchase payments made during the first contract year. It should be noted that the expenses for the B, L, and e Bonus Classes of the Deferred Annuity may be higher than similar contracts without a bonus. The purchase payment credits (“Bonus”) may be more than offset by the higher expenses for these classes. If you select the a class with a bonus feature and you exercise your right to cancel during the “free look” period, we will retrieve any bonus amount paid. Your exercise of the “free look” is the only circumstance under which the bonus will be retrieved (commonly called a “recapture”).
Accessing your money. Until you annuitize, you have full access to your money. You can choose to withdraw your Contract value at any time (although if you withdraw early, you may have to pay a Withdrawal Charge and/or income taxes, including a tax penalty if you are younger than age 59 1⁄2).

Tax treatment. You can transfer money between investment options without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when: (1) you make a withdrawal; (2) you receive an income payment from the Contract; or (3) upon payment of a death benefit.
Death benefits. Your Contract includes a basic death benefit that will pay your designated beneficiaries the Contract value at the time of your death. You can purchase additional death benefits for an additional fee. These additional provisions may increase the amount of money payable to your designated beneficiaries upon your death.
Optional benefits that occur during your lifetime. You can elect optional benefits, some of which will incur an additional fee.
Automated investment strategies and dollar cost averaging. At no additional charge, you may select from among four automated investment strategies to help you manage your money based on your risk tolerance and savings goals. Alternately, at no additional charge, you may select dollar cost averaging, which automatically transfers a specific amount of money from the fixed account to the investment options you have selected, at set intervals over a specific period of time.
Account Reduction Loans
We may administer loan programs made available through plans or group arrangements on an account reduction basis for certain Deferred Annuities. Account reduction loans will incur a $75 account reduction loan initiation fee and a $50 annual maintenance fee per loan outstanding.
BENEFITS AVAILABLE UNDER THE CONTRACT
The following table summarizes information about the benefits available under the Contract:
NAME OF BENEFIT	PURPOSE	IS BENEFIT STANDARD OR OPTIONAL?	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
Standard Death Benefit	Guarantees that the death benefit will not be less than the greatest of (1) your Account Balance less any outstanding loans; or (2) total purchase payment reduced proportionately by the percentage reduction in Account Balance attributable to each partial withdrawal less any outstanding loans (including any applicable withdrawal charge)	Standard	None	• Withdrawals could significantly reduce the benefit.
Annual Step-Up Death Benefit	Guarantees that the death benefit will not be less than the greater	Optional	0.10% as a percentage of your average Account Balance	• Withdrawals could significantly reduce the benefit.

NAME OF BENEFIT	PURPOSE	IS BENEFIT STANDARD OR OPTIONAL?	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
	of (1) your Account Balance; or (2) your “Highest Anniversary Value” as of each Contract Anniversary.			• You may not purchase this benefit if You are 80 years of age or older. • Available only at issue.
The Equity Generator	An amount equal to the interest earned in the Fixed Interest Account is transferred monthly to any one Division based on your selection.	Standard	None	• Benefit limits available investment options. • If your Fixed Interest Account Balance at the time of a scheduled transfer is zero, this strategy is automatically discontinued.
The Rebalancer®:	You select a specific asset allocation for your entire Account Balance from among the Divisions and the Fixed Interest Account, if available. Each quarter we transfer amounts among these options to bring the percentage of your Account Balance in each option back to your original allocation.	Standard	None	• Benefit limits available investment options. • In the future, we may permit You to allocate less than 100% of your Account Balance to this strategy.
The Index Selector®:	You may select one of five asset allocation models which are designed to correlate to various risk tolerance levels. Each quarter the percentage in each of the Divisions in which the model invests and any Fixed Interest Account is brought back to the selected model	Standard	None	• Benefit limits available investment options. • The Index Selector is not available with the Optional Lifetime Withdrawal Guarantee.

NAME OF BENEFIT	PURPOSE	IS BENEFIT STANDARD OR OPTIONAL?	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
percentage by transferring amounts among the Divisions and any Fixed Interest Account
The Allocator	Transfers a dollar amount of your choice from the Fixed Interest Account to any of the Divisions you choose on a monthly basis.	Standard	None	• Benefit limits available investment options. • Minimum periodic transfer of $50 is required. • Once your Fixed Interest Account Balance is exhausted, the strategy is discontinued.
Systematic Withdrawal Program	Automatically withdraws a specific dollar amount or a percentage of your Account Balance of your choice each Contract Year.	Standard	None	• Not available under the 457(b) Deferred Annuity issued to tax-exempt organizations.

• Not available in all states.

• Income taxes, tax penalties and Withdrawal Charges may apply to your withdrawals.

• Subject to our required minimums and administrative restrictions.

• Not available to the B and L Classes of the Deferred Annuities until the second Contract Year.

NAME OF BENEFIT	PURPOSE	IS BENEFIT STANDARD OR OPTIONAL?	MAXIMUM FEE	BRIEF DESCRIPTION OF RESTRICTIONS/ LIMITATIONS
• Not available in conjunction with any automated investment strategy.
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement	Allows you to withdraw money without a Withdrawal Charge in the event of nursing home or hospital confinement, subject to certain conditions	Standard	No charge	• Only available after the first Contract Year.
• Age restrictions, ownership requirements and doctor certification requirements apply.
• Must be approved in your state
• You must meet certain length of confinement requirements.
Waiver of Withdrawal Charge for Terminal Illness	Allows you to withdraw money without a Withdrawal Charge in the event of a terminal illness, subject to certain conditions	Standard	No charge	• Only available after the first Contract Year.
• Age restrictions, ownership requirements and doctor certification requirements apply.
• must be approved in your state
• Certain requirements relating to the nature of the terminal illness apply.
• You had not been diagnosed with the terminal illness as of the Contract issue date
BUYING THE CONTRACT
There is no minimum initial or subsequent purchase payment. You may continue to make purchase payments while You receive Systematic Withdrawal Program payments unless your purchase payments are made through payroll deduction.

Purchase payments (including any portion of your Account Balance under a Deferred Annuity which You apply to a pay-out option) are effective and valued as of the close of the New York Stock Exchange on the day we receive them in Good Order at your Administrative Office, except when they are received:
•	On a day when the Accumulation Unit Value/Annuity Unit Value is not calculated, or
•	After the close of the Exchange.
In those cases, the purchase payments will be effective the next day the Accumulation Unit Value or Annuity Unit Value, as applicable is calculated. If payments made on your behalf are not made in a timely manner, there may be a delay in when amounts are credited.
We reserve the right to credit your initial purchase payment to You within two days after its receipt at your Administrative Office or MetLife sales office, as applicable. However, if You fill out our forms incorrectly or incompletely or other documentation is not completed properly or otherwise not in Good Order, we have up to five business days to credit the payment. If the problem cannot be resolved by the fifth business day, we will notify You and give You the reasons for the delay. At that time, You will be asked whether You agree to let us keep your money until the problem is resolved. If You do not agree or we cannot reach You by the fifth business day, your money will be returned.
With a Deferred Annuity, money paid-in or transferred into a Division of the Separate Account is credited to You in the form of Accumulation Units. Accumulation Units are established for each Division. We determine the value of these Accumulation Units as of the close of the New York Stock Exchange (the “Exchange”) each day the Exchange is open for regular trading. The Exchange usually closes at 4 p.m. Eastern Time but may close earlier or later. The values increase or decrease based on the investment performance of the corresponding underlying Portfolios.
Limits on Purchase Payments
Your ability to make purchase payments may be limited by:
•	Federal tax laws or federal or state regulatory requirements;
•	Our right to limit the total of your purchase payments to $1,000,000. We may change the maximum by telling you in writing at least 90 days in advance;
•	Our right to restrict purchase payments to the Fixed Interest Account if (1) the interest rate we credit in the Fixed Interest Account is equal to the guaranteed minimum rate as stated in your Deferred Annuity; or (2) your Fixed Interest Account Balance is equal to or exceeds our maximum for a Fixed Interest Account allocation (e.g., $1,000,000);
•	Participation in the Systematic Withdrawal Program; and
•	Leaving your job.
MAKING WITHDRAWALS: ACCESSING THE MONEY IN YOUR CONTRACT
You may withdraw either all or part of your Account Balance from the Deferred Annuity. Other than those made through the Systematic Withdrawal Program, withdrawals must be at least $500 or the Account Balance, if less. If any withdrawal would decrease your Account Balance below $2,000, we may consider this a request for a full withdrawal. To process your request, we need the following information:
•	The percentage or dollar amount of the withdrawal; and

•	The Divisions (or Fixed Interest Account) from which You want the money to be withdrawn.
Your withdrawal may be subject to Withdrawal Charges. Withdrawals may affect your annual step-up death benefit and there may be adverse tax consequences.
Generally, if You request, we will make payments directly to other investments on a tax-free basis. You may only do so if all applicable tax and state regulatory requirements are met and we receive all information necessary for us to make the payment. We may require You to use our original forms.
We may withhold payment of withdrawal proceeds if any portion of those proceeds would be derived from your check that has not yet cleared (i.e., that could still be dishonored by your banking institution). We may use telephone, fax, Internet or other means of communication to verify that payment from your check has been or will be collected. We will not delay payment longer than necessary for us to verify that payment has been or will be collected. You may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing us with a certified check.
You may submit a written withdrawal request, which must be received at Your Administrative Office on or before the payout phase, that indicates that the withdrawal should be processed as of the payout phase, in which case the request will be deemed to have been received on, and the withdrawal amount will be priced according, to the Accumulation Unit Value calculated as of the Maturity Date.
We will normally pay withdrawal proceeds within seven days after receipt of a request for a withdrawal at your Administrative Office, but we may delay payment as permitted by law, under certain circumstances. We reserve the right to defer payment for a partial withdrawal, withdrawal or transfer from the Fixed Interest Account for the period permitted by law, but for not more than six months.
ADDITIONAL INFORMATION ABOUT FEES
The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering or making withdrawals from the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender or make withdrawals from the Contract, or transfer Contract value between investment options. State premium taxes may also be deducted.
Transaction Expenses
	B Class	L Class	e Class	e Bonus Class
Sales Load Imposed on Purchases	None	None	None	None
Withdrawal Charge (as a percentage of the amount withdrawn)(1)	10%	9%	None	3%
Transfer Fee(2)	$ 25	$ 25	$ 25	$ 25
Account Reduction Loan Initiation Fee(3)	$ 75	$ 75	$ 75	$ 75
A Withdrawal Charge may apply if You take a withdrawal from your Deferred Annuity. The charge on the amount withdrawn for each class is calculated according to the following schedule:

If withdrawn during contract year	B Class(4)	L Class	e Class	e Bonus Class
1	10%	9%	None	3%
2	9%	8%	—	3%
3	9%	7%	—	3%
4	9%	6%	—	3%
5	8%	5%	—	3%
6	7%	4%	—	3%
7	6%	2%	—	3%
8	5%	0%	—	0%
9	4%	0%	—	0%
10	3%	0%	—	0%
11	2%	0%	—	0%
12	1%	0%	—	0%
Thereafter	0%	0%	—	0%
(1)	There are times when the Withdrawal Charge does not apply to amounts that are withdrawn from the Deferred Annuity. For example, after the first Contract Year, each year You may withdraw up to 10% of your Account Balance without a Withdrawal Charge. These withdrawals are made on a non-cumulative basis.
(2)	Although not currently charged, we reserve the right to limit transfers and we reserve the right to impose a transfer fee. The amount of this fee will be no greater than $25 per transfer.
(3)	The fee may be waived for certain groups.
(4)	Represents the maximum Withdrawal Charges for B Class Deferred Annuities. For all other B Class Deferred Annuities (except Deferred Annuities issued in Connecticut or New York and certain other states) the Withdrawal Charges for the B Class are as follows: during Contract Year 1:9%, Year 2: 9%, Year 3: 9%, Year 4: 9%, Year 5: 8%, Year 6: 7%, Year 7: 6%, Year 8: 5%, Year 9: 4%, Year 10: 3%, Year 11: 2%, Year 12: 1%, Year 13 and Thereafter: 0%. For Deferred Annuities issued in Connecticut and certain other states or for public school employees in certain states, the Withdrawal Charges for the B Class are as follows: Year 1:10%, Year 2: 9%, Year 3: 8%, Year 4: 7%, Year 5: 6%, Year 6: 5%, Year 7: 4%, Year 8: 3%, Year 9: 2%, Year 10: 1%, Year 11 and Thereafter: 0%. Deferred Annuities issued in New York and certain other states, the Withdrawal Charges for the B Class are as follows: during Contract Year 1: 9%; Year 2: 9%; Year 3: 8%; Year 4: 7%; Year 5: 6%; Year 6: 5%; Year 7: 4%; Year 8: 3%; Year 9: 2%; Year 10: 1%; Year 11 and thereafter: 0%.
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio Company fees and expenses). If you choose to purchase an optional benefit, you will pay additional charges, as shown below.
Annual Contract Expenses
Expense	B Class	L Class	e Class	e Bonus Class
Annual Contract Fee(5)	$30	$30	$30	$30
Base Contract Expenses (as a percentage of average account value)(6)(7)	1.15%	1.30%	0.40%	0.95%
Optional Annual Step-Up Death Benefit (as a percentage of average account value)	0.10%	0.10%	0.10%	0.10%
Account Reduction Loan Maintenance Fee (per loan outstanding)(10)	$50	$50	$50	$50
(5)	This fee may be waived under certain circumstances. For classes B and L this fee is waived if your total purchase payments for the prior 12 months are at least $2,000 on the day the fee is deducted or if your Account Balance is at least

$25,000 on the day the fee is deducted and for e and e Bonus classes if your Account Balance is at least $50,000 on the day the fee is deducted. The fee will be deducted on a pro-rata basis (determined based upon the number of complete months that have elapsed since the prior Contract Anniversary) if You take a total withdrawal of your Account Balance. This fee will not be deducted if You are on medical leave approved by your employer or called to active armed service duty at the time the fee is to be deducted and your employer has informed us of your status. During the pay-out phase we reserve the right to deduct this fee.
(6)	You pay the Base Contract Expenses for your class of the Deferred Annuity during the pay-out phase of your Contract. Charges for optional benefits are those for a Deferred Annuity purchased after April 30, 2009. Different charges may have been in effect for prior time periods.
(7)	The Base Contract Expenses for the e Bonus Class will be reduced by 0.45% to 0.50% after You have held the Contract for seven years.
(10)	The fee may be waived for certain groups. The loan maintenance fee is paid on a quarterly basis at the end of each quarter on a pro-rata basis from the Divisions and the Fixed Interest Account in which You then have a balance.
The next item shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. These amounts also include applicable Platform Charges if you choose to invest in certain Portfolios.(1) A complete list of Portfolios available under the Contract, including their annual expenses, may be found in “Appendix A-Portfolio Companies Available Under the Contract” at the back of this Prospectus.
Annual Portfolio Company Expenses	Minimum	Maximum
(expenses that are deducted from Portfolio Company assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.53%	1.23%
(1)	Investments in the American Funds® Division are subject to a platform charge of 0.25%. We reserve the right to impose an additional platform charge on Divisions that we add to the Contract in the future. The additional amount will not exceed the annual rate of 0.25% of the average Account Balance in any such Divisions.
Examples
These Examples are intended to help You compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Transaction Expenses, Annual Contract Expenses and Annual Portfolio Operating Expenses.
The Examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assumes that your investment has a 5% return each year. Examples 1 through 4 assume the most expensive combination of Annual Portfolio Company Expenses and optional benefits available for an additional charge. Examples 5 through 8 assume You purchased the Contract with no optional benefits that resulted in the least expensive combination of charges.
Example 1. This example shows the dollar amount of expenses that You would bear on a $100,000 investment in B Class for the time periods indicated. Your actual costs may be higher or lower.
Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating Expenses (without reimbursement and/or waiver of expenses);
•	You select the B Class;
•	the underlying Portfolio earns a 5% annual return;
•	You select the Annual Step-Up Death Benefit; and
•	You select the Lifetime Withdrawal Guarantee Benefit.

Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$12,460	$18,681	$25,265	$41,188
Minimum	$11,760	$16,586	$21,787	$34,342

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$3,460	$10,581	$18,065	$38,488
Minimum	$2,760	$ 8,486	$14,587	$31,642
Example 2. This example shows the dollar amount of expenses that You would bear on a $100,000 investment in L Class for the time periods indicated. Your actual costs may be higher or lower.
Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating (without reimbursement and/or waiver of expenses);
•	You select the L Class;
•	the underlying Portfolio earns a 5% annual return;
•	You select the Annual Step-Up Death Benefit; and
•	You select the Lifetime Withdrawal Guarantee Benefit.
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$12,610	$17,326	$23,297	$39,895
Minimum	$11,910	$15,238	$19,841	$33,149

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$3,610	$11,026	$18,797	$39,895
Minimum	$2,910	$ 8,938	$15,341	$33,149
Example 3. This Example shows the dollar amount of expenses that You would bear on a $100,000 investment in e Class for the time periods indicated. Your actual costs may be higher or lower.
Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating Expenses (without reimbursement and/or after waiver of expenses);

•	You select the e Class;
•	The underlying Portfolio earns a 5% annual return;
•	You select the Annual Step-Up Death Benefit; and
•	You select the Lifetime Withdrawal Guarantee Benefit.
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender, annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$2,810	$8,637	$14,839	$32,147
Minimum	$2,110	$6,514	$11,266	$24,851
Example 4. This Example shows the dollar amount of expenses that You would bear on a $100,000 investment in e Bonus Class for the time periods indicated. Your actual costs may be higher or lower.
Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating Expenses (without reimbursement and/or waiver of expenses);
•	You select the e Bonus Class;
•	The underlying Portfolio earns a 5% annual return;
•	You select the Annual Step-Up Death Benefit; and
•	You select the Lifetime Withdrawal Guarantee Benefit.
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$6,260	$12,685	$19,781	$35,069
Minimum	$5,560	$10,582	$16,274	$27,987

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$3,260	$9,985	$17,081	$35,069
Minimum	$2,560	$7,882	$13,574	$27,987
The following Examples assume You purchased the Contract with no optional benefits that resulted in the least expensive combination of charges.
Example 5. This example shows the dollar amount of expenses that You would bear on a $100,000 investment in B Class for the time periods indicated. Your actual costs may be higher or lower.

Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating (without reimbursement and/or waiver of expenses);
•	You select the B Class; and
•	the underlying Portfolio earns a 5% annual return.
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$11,410	$15,458	$19,769	$29,537
Minimum	$10,710	$13,339	$16,206	$22,273

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$2,410	$7,358	$12,569	$26,837
Minimum	$1,710	$5,239	$ 9,006	$19,573
Example 6. This example shows the dollar amount of expenses that You would bear on a $100,000 investment in L Class for the time periods indicated. Your actual costs may be higher or lower.
Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating Expenses (without reimbursement and/or waiver of expenses);
•	You select the L Class; and
•	the underlying Portfolio earns a 5% annual return.
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$11,560	$14,108	$17,819	$28,331
Minimum	$10,860	$11,996	$14,278	$21,171

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$2,560	$7,808	$13,319	$28,331
Minimum	$1,860	$5,696	$ 9,778	$21,171
Example 7. This Example shows the dollar amount of expenses that You would bear on a $100,000 investment in e Class for the time periods indicated. Your actual costs may be higher or lower.

Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating Expenses (without reimbursement and/or waiver of expenses);
•	You select the e Class;
•	The underlying Portfolio earns a 5% annual return;
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender, annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$1,760	$5,391	$9,264	$20,108
Minimum	$1,060	$3,244	$5,605	$12,377
Example 8. This Example shows the dollar amount of expenses that You would bear on a $100,000 investment in e Bonus Class for the time periods indicated. Your actual costs may be higher or lower.
Assumptions:
•	You bear the Minimum or Maximum Total Annual Portfolio Operating Expenses (without reimbursement and/or waiver of expenses);
•	You select the e Bonus Class;
•	The underlying Portfolio earns a 5% annual return;
Based on these assumptions, your charges would be:
	1 Year	3 Years	5 Years	10 Years
If you surrender your Contract at the end of the applicable time period
Maximum	$5,210	$9,456	$14,261	$23,154
Minimum	$4,510	$7,328	$10,669	$15,643

	1 Year	3 Years	5 Years	10 Years
If you annuitize or do not surrender your Contract at the end of the applicable time period
Maximum	$2,210	$6,756	$11,561	$23,154
Minimum	$1,510	$4,628	$ 7,969	$15,643

APPENDIX A — PORTFOLIO COMPANIES AVAILABLE UNDER THE CONTRACT
The following is a list of Portfolios available under the Contract. More information about the Portfolios is available in the prospectuses for the Portfolios, which may be amended from time to time and can be found online at dfinview.com/metlife/tahd/MET000211. You can also request this information at no cost by calling 800-638-7732, by sending an email request to RCG@metlife.com, or through your registered representative. Depending on the optional benefits you choose, you may not be able to invest in certain Portfolio Companies.
The current expenses and performance information below reflects fees and expenses of the Portfolios, but do not reflect the other fees and expenses that your Deferred Annuity may charge, such as Platform Charges. Expenses would be higher and performance would be lower if these other charges were included. Each Portfolio Company's past performance is not necessarily an indication of future performance.
INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks long-term growth of capital.	American Funds Global Small Capitalization Fund(1) - Class 2 Capital Research and Management CompanySM	0.99%	0.25%	1.24%	29.72%	14.43%	9.43%
Seeks growth of capital.	American Funds Growth Fund(1) - Class 2 Capital Research and Management CompanySM	0.61%	0.25%	0.86%	52.10%	22.75%	16.85%
Seeks long-term growth of capital and income.	American Funds Growth-Income Fund(1) - Class 2 Capital Research and Management CompanySM	0.55%	0.25%	0.80%	13.54%	13.93%	12.74%
Seeks as high a level of current income as is consistent with the preservation of capital.	American Funds The Bond Fund of America*(1) - Class 2 Capital Research and Management CompanySM	0.46%	0.25%	0.71%	9.73%	4.92%	3.92%
Seeks a balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital.	American Funds® Balanced Allocation Portfolio - Class C Brighthouse Investment Advisers, LLC	1.02%	—	—	15.57%	10.74%	8.73%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks growth of capital.	American Funds® Growth Allocation Portfolio - Class C Brighthouse Investment Advisers, LLC	1.04%	—	—	16.93%	12.49%	10.16%
Seeks a high total return in the form of income and growth of capital, with a greater emphasis on income.	American Funds® Moderate Allocation Portfolio - Class C Brighthouse Investment Advisers, LLC	1.01%	—	—	12.99%	8.91%	7.36%
Seeks a competitive total return primarily from investing in fixed-income securities.	BlackRock Bond Income Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	0.64%	—	—	8.34%	4.73%	4.31%
Seeks long-term growth of capital.	BlackRock Capital Appreciation Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: BlackRock Advisors, LLC	0.88%	—	—	40.31%	20.44%	15.01%
Seeks growth of capital.	Brighthouse Asset Allocation 100 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.99%	—	—	18.91%	12.80%	10.36%
Seeks a high level of current income, with growth of capital as a secondary objective.	Brighthouse Asset Allocation 20 Portfolio* - Class B Brighthouse Investment Advisers, LLC	0.89%	—	—	9.52%	5.90%	4.98%
Seeks high total return in the form of income and growth of capital, with a greater emphasis on income.	Brighthouse Asset Allocation 40 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.88%	—	—	11.04%	7.57%	6.45%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks a balance between a high level of current income and growth of capital, with a greater emphasis on growth of capital.	Brighthouse Asset Allocation 60 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.90%	—	—	13.85%	9.42%	7.92%
Seeks growth of capital.	Brighthouse Asset Allocation 80 Portfolio - Class B Brighthouse Investment Advisers, LLC	0.94%	—	—	16.59%	11.30%	9.32%
Seeks long-term capital appreciation.	Brighthouse Small Cap Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Delaware Investments Fund Advisers; Wells Capital Management Incorporated	1.11%	—	—	-0.57%	9.74%	8.09%
Seeks long-term capital growth.	Brighthouse/Artisan Mid Cap Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Artisan Partners Limited Partnership	1.03%	—	—	5.98%	9.35%	8.82%
Seeks a high level of current income, while seeking preservation of shareholders’ capital.	Brighthouse/Franklin Low Duration Total Return Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Franklin Advisers, Inc.	0.73%	—	—	2.12%	2.32%	—

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks to provide a growing stream of income over time and, secondarily, long-term capital appreciation and current income.	Brighthouse/Wellington Core Equity Opportunities Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	0.86%	—	—	10.97%	12.94%	11.53%
Seeks long-term capital appreciation.	Brighthouse/Wellington Large Cap Research Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Wellington Management Company LLP	0.80%	—	—	22.03%	14.67%	13.59%
Seeks to achieve a competitive total return through an actively managed portfolio of stocks, bonds and money market instruments which offer income and capital growth opportunity.	Calvert VP SRI Balanced Portfolio - Class I Calvert Research and Management	0.63%	—	—	15.26%	10.94%	9.40%
Seeks total return through investment in real estate securities, emphasizing both capital appreciation and current income.	Clarion Global Real Estate Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: CBRE Clarion Securities LLC	0.89%	—	—	-5.02%	3.88%	5.23%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2025 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.81%	—	—	15.68%	10.30%	8.62%
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2030 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.84%	—	—	16.64%	11.31%	9.24%
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2035 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.90%	—	—	17.96%	12.21%	9.92%
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2040 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.92%	—	—	18.99%	12.48%	10.10%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2045 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.92%	—	—	18.97%	12.49%	10.16%
Seeks high total return with a secondary objective of principal preservation as the fund approaches its target date and beyond.	Freedom 2050 Portfolio - Service Class 2 Fidelity Management & Research Company LLC	0.92%	—	—	18.99%	12.50%	10.17%
Seeks long-term capital appreciation.	Harris Oakmark International Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Harris Associates L.P.	1.01%	—	—	5.12%	7.02%	6.21%
Seeks capital appreciation.	Invesco Global Equity Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	0.82%	—	—	27.58%	14.84%	11.55%
Seeks long-term growth of capital.	Invesco Small Cap Growth Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Invesco Advisers, Inc.	1.06%	—	—	56.76%	19.89%	15.72%
Seeks long-term growth of capital.	Jennison Growth Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Jennison Associates LLC	0.79%	—	—	56.37%	23.20%	18.37%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks high total investment return through a combination of capital appreciation and income.	Loomis Sayles Global Allocation Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Loomis, Sayles & Company, L.P.	1.03%	—	—	14.79%	12.28%	9.69%
Seeks long-term growth of capital.	Loomis Sayles Growth Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Loomis, Sayles & Company, L.P.	0.82%	—	—	32.23%	13.05%	14.14%
Seeks long-term capital growth from investments in common stocks or other equity securities.	Loomis Sayles Small Cap Core Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Loomis, Sayles & Company, L.P.	1.15%	—	—	11.79%	11.17%	10.79%
Seeks long-term capital growth.	Loomis Sayles Small Cap Growth Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Loomis, Sayles & Company, L.P.	1.13%	—	—	34.04%	17.97%	14.74%
Seeks to track the performance of the Bloomberg Barclays U.S. Aggregate Bond Index.	MetLife Aggregate Bond Index Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	0.52%	—	—	7.01%	3.95%	3.34%
Seeks to track the performance of the Standard & Poor’s MidCap 400® Composite Stock Price Index.	MetLife Mid Cap Stock Index Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	0.57%	—	—	13.15%	11.80%	10.97%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks to track the performance of the MSCI EAFE® Index.	MetLife MSCI EAFE® Index Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	0.64%	—	—	7.58%	7.17%	5.07%
Seeks to track the performance of the Russell 2000® Index.	MetLife Russell 2000® Index Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	0.58%	—	—	19.35%	12.94%	10.94%
Seeks to track the performance of the Standard & Poor’s 500® Composite Stock Price Index.	MetLife Stock Index Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: MetLife Investment Advisors, LLC	0.52%	—	—	17.83%	14.65%	13.32%
Seeks capital appreciation.	MFS ® Research International Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	0.89%	—	—	13.02%	9.64%	6.05%
Seeks a favorable total return through investment in a diversified portfolio.	MFS ® Total Return Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	0.86%	—	—	9.49%	8.63%	8.22%
Seeks capital appreciation.	MFS ® Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Massachusetts Financial Services Company	0.83%	—	—	3.66%	10.14%	10.96%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks capital appreciation.	Morgan Stanley Discovery Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Morgan Stanley Investment Management Inc.	0.88%	—	—	153.11%	37.99%	21.11%
Seeks high total return, consisting principally of capital appreciation.	Neuberger Berman Genesis Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Neuberger Berman Investment Advisers LLC	1.10%	—	—	24.76%	15.48%	12.64%
Seeks maximum real return, consistent with preservation of capital and prudent investment management.	PIMCO Inflation Protected Bond Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: Pacific Investment Management Company LLC	1.03%	—	—	11.54%	5.06%	3.45%
Seeks maximum total return, consistent with the preservation of capital and prudent investment management.	PIMCO Total Return Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Pacific Investment Management Company LLC	0.81%	—	—	8.51%	4.72%	3.79%
Seeks growth of capital and income.	SSGA Growth and Income ETF Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: SSGA Funds Management, Inc.	0.76%	—	—	9.83%	8.52%	7.23%
Seeks growth of capital.	SSGA Growth ETF Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: SSGA Funds Management, Inc.	0.80%	—	—	10.75%	9.61%	8.03%

INVESTMENT OBJECTIVE	PORTFOLIO AND ADVISER/SUBADVISER	CURRENT EXPENSES	PLATFORM CHARGE	CURRENT EXPENSES + PLATFORM CHARGE	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
					1 YEAR	5 YEAR	10 YEAR
Seeks long-term growth of capital.	T. Rowe Price Large Cap Growth Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	0.83%	—	—	36.64%	19.04%	16.66%
Seeks long-term growth of capital.	T. Rowe Price Mid Cap Growth Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	1.03%	—	—	23.92%	16.05%	14.48%
Seeks long-term capital growth.	T. Rowe Price Small Cap Growth Portfolio - Class B Brighthouse Investment Advisers, LLC Subadviser: T. Rowe Price Associates, Inc.	0.75%	—	—	24.04%	15.98%	14.54%
Seeks high total return by investing in equity securities of mid-sized companies.	Victory Sycamore Mid Cap Value Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Victory Capital Management Inc.	0.85%	—	—	7.64%	9.54%	8.52%
Seeks to maximize total return consistent with preservation of capital.	Western Asset Management Strategic Bond Opportunities Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Western Asset Management Company	0.80%	—	—	6.61%	6.44%	5.29%
Seeks to maximize total return consistent with preservation of capital and maintenance of liquidity.	Western Asset Management U.S. Government Portfolio* - Class B Brighthouse Investment Advisers, LLC Subadviser: Western Asset Management Company	0.73%	—	—	4.91%	2.80%	2.41%
*	The Portfolio is subject to an expense reimbursement or fee waiver arrangement. The annual expenses shown reflect temporary fee reductions.
(1)	The Portfolio has an additional platform fee of .25%. This amount is included in the Mortality and Expense Risk Charge and is not a separate charge.

Investment Allocation Restrictions For Certain Optional Benefits
If You elect the LWG You are limited to allocating your purchase payments and Account Balance among the following funding options:
LWG
Brighthouse Asset Allocation 20 Division
Brighthouse Asset Allocation 40 Division
Brighthouse Asset Allocation 60 Division
Brighthouse Asset Allocation 80 Division
If You elect the Index Selector You are limited to allocating your purchase payments and Account Balance among the following funding options and the Fixed Account:
Index Selector
MetLife Aggregate Bond Index
MetLife Stock Index
MetLife MSCI EAFE Index
MetLife Russell 2000 Index
MetLife Mid Cap Stock Index

This summary prospectus incorporates by reference all of the information contained in the Prospectus and Statement of Additional Information, which are legally part of this summary prospectus.
The Prospectus and SAI include additional information about the Deferred Annuities and the Separate Account. To view and download the Prospectus and SAI, please visit our website dfinview.com/metlife/tahd/MET000211. To request a free copy of the Prospectus or SAI or to ask questions send an email to RCG@metlife.com or write or call:
Metropolitan Life Insurance Company
Attn: Fulfillment Unit – MFFS
PO Box 10342
Des Moines, IA 50306-0342
(800) 638-7732
Edgar ID: 000003507 (class: B, L)
000003508 (class e, ebonus)